Exhibit 99.2

                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
                                                                          Page 1

                               CURON MEDICAL, INC.

                             Moderator: Larry Heaton
                                  July 22, 2003
                                  3:30 p.m. CT

Operator: Good day, and welcome, everyone, to this Curon Medical Second Quarter
      2003 Earnings conference call. Today's conference is being recorded.

      At this time for opening remarks and introductions, I'd like to turn the conference over to the President and Chief Executive Office, Mr. Larry Heaton. Please go ahead, sir.

Larry Heaton: Thank you, and good afternoon. Before we go ahead with any further remarks, our lawyers have asked me as always to inform you that certain of the matters that we will discuss today or answers that we may give to any questions could constitute forward-looking statements that are subject to risks or uncertainties relating to our future financial or business performance. Our actual results could differ materially from those anticipated in these forward-looking statements.

      The factors that might affect our results are detailed in our periodic filings with the SEC, including but not limited to those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations: Factors Affecting Future Results" in our quarterly report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 13, 2003. You can access this document in the SEC's EDGAR database,

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
                                                                          Page 2

      found at www.sec.gov. Please note that we are under no obligation to update any of the forward-looking statements discussed today.

      I'd like to take a moment now to introduce the people who are with me here at Curon, as we may turn to them during the question-and-answer session. We have Alistair McLaren, our Chief Financial Officer; our Controller, Christine Steele; Pat Rimroth, our Senior Vice-President of Operations and R&D; David Smith, our Senior Vice-President of Sales and Marketing; and Rachel Croft, our Vice-President of Marketing.

      To review the results of the first quarter 2003, we will highlight the following areas, financial results, earnings and revenue, sales and marketing, broken out into a number of different subcategories, reimbursement, clinical publications and the Secca System.

      Begin with financial results - I'll highlight a couple of points from the press release that just crossed the wire. With respect to earnings, net loss for the quarter improved to a net loss of 18 cents per share versus a second quarter 2002 loss of 22 cents per share, reflecting an improvement of around 18 percent versus the same quarter of last year

      With sales, Curon Medical had sales of 868,000 in the second quarter versus same quarter sales in 2002 of 877,000, and first quarter 2003 sales of 709,000, reflecting an increase of approximately 20 percent versus the first quarter of this year.

      For the second quarter, unit sales were: 16 Stretta Control Modules; 431 Stretta Disposable Catheters; three Secca Control Modules; and 17 Secca Disposable Handpieces. We'll be looking at these sales figures in greater detail in just a moment.

      Sales and marketing. With new leadership in place since the beginning of last quarter, our sales and marketing team has focused on three key areas: expanding our sales force through the

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
                                                                          Page 3

      selection, training and deployment of independent manufacturer representatives; enhancing reimbursement for the procedures enabled by our technologies; and launching our Secca product line to the sales organization and the surgical community at the recent American Society of Colon and Rectal Surgeons meeting.

      Now, I'll break this area down further for you. In domestic sales. In the domestic marketplace, sales were 806,000 in the second quarter, with the western area of the country generating 454,000 in sales, and the eastern area generating 352,000 in sales. With new salespeople and management in place in the east, sales approached par level with the west, which resulted in an increase in sales overall from 640,000 in the first quarter of 2003, to 806,00 in the second quarter, reflecting an overall increase in domestic sales of approximately 26 percent. There is still room for growth in the east relative to the west, as well as significant opportunity for growth overall.

      International sales. On the international front, sales continued at a frankly disappointing level of 61,000, and this is an area of focus for our new Senior Vice-President of Sales and Marketing, who has an extensive background in the European market. Our efforts to expand into the Far East and Canada were slowed somewhat due to the SARS situation, as we chose early in the quarter to focus elsewhere while the healthcare communities in those areas returned to normal. We did provide training to the Far East distribution organization, and they commenced their efforts late in the second quarter. We expect these efforts to yield modest results in the second half of this year.

      With respect to South America and Central America, we had excellent response from physicians from that geography at both the recent DDW meeting, and the American Society of Colon and Rectal Surgeons meeting. We have established a trainer to provide onsite Spanish language product training for these physicians in Latin America, and have identified target dealers for our product lines. We expect in the third quarter to begin contracting with these dealers to begin the marketing of the Stretta and Secca products lines in this part of the world.

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
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      Sales focus. As previously discussed, our sales and marketing team in the
      US is targeting surgeons as a primary point of contact, while continuing marketing efforts towards gastroenterology specialists. This dual focus was probably best reflected at the recent Digestive Disease Week 2003 conference held in Orlando, Florida. This conference, which is the largest of its type in the world, is cosponsored by multiple physician specialty societies, and brings together both gastroenterologists and surgeons who are interested in treating conditions of the GI tract. It afforded us an opportunity to highlight the benefits of the Stretta procedures to physicians from both specialties who are focused on GERD.

      We'll speak a bit later about the clinical presentations that were made there, but from a sales standpoint at this point, suffice it to say that we saw interest across the board from surgeons and gastroenterologists alike.

      Our manufacturer representative channel. A major thrust of our sales and marketing group this past quarter was in the continued recruitment, training and deployment of independent manufacturer representatives. During last quarter's conference call, I mentioned that we had increased the overall size of our sales organization from nine to 24, by adding 15 independent manufacturer representatives. During the quarter just ended, we added an additional 22 independent manufacturer representatives to our organization.

      We continue with eight direct salespeople, and two dedicated sales management personnel, a Regional Sales Manager, and a Vice-President of Sales for Distribution. These actions bring the total number of salespeople, direct and indirect, actively marketing the Stretta and Secca product lines to 45, compared with a total at the beginning of the year of nine direct salespeople. As previously discussed, the rationale for this expansion is found both in increasing the number of people who are selling the system to new physicians at new hospitals, and also reducing territory size to enable enhanced focus on developing usage among physicians.

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
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      We have now essentially concluded our efforts in recruiting new independent manufacturer representatives. This quarter we will continue our efforts in training and supporting this channel by Curon management, both in-house and in the field. We are happy to note that we have booked the first three new system sales from this new channel, and we anticipate that the level of sales will accelerate as these representatives have had an opportunity to fill the pipeline that is inherent in the capital sales process.

      And now we'll shift to reimbursement. As we look beyond new capital sales, our focus continues to be on increasing usage by physicians with systems in place. While training and field support of these physicians are certainly factors in this issue, the most significant driver of ongoing usage is reimbursement. On the reimbursement front you may recall that we added key personnel at the beginning of last quarter, and we are pleased that their efforts have already begun to yield enhancements in reimbursement coverage across the country.

      In fact, we are pleased to report that several carriers have recently published positive coverage policies, including Medicare carriers in North Carolina, Tennessee, Idaho, Iowa and South Dakota. These are in addition to the, to the previously announced Medicare coverage policy for Georgia. Currently two states, Florida and Connecticut, have published draft coverage policies of the Stretta procedure, and we expect that during the present quarter these will also be finalized.

      Humana has issued a positive policy for coverage of the Stretta procedure in 11 states, and several other private carriers, Blue Cross, Nationwide and Regents, for example, have moved to case-by-case coverage for the Stretta procedure in various localities. In each of these instances, the decisions reflect movement from a previously published non-coverage decision. Our objective in this area is to facilitate movement along a continuum from non-coverage to coverage on a case-by-case basis, to positive coverage policies, and we have targeted many other carriers for activity by our dedicated reimbursement staff.

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
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      An important milestone with respect to reimbursement is for the Stretta procedure to be award a dedicated CPT code. We are pleased to report that the AMA recently issued a category three CPT code for the Stretta procedure to take effect January 1, 2004, which will make it easier for physicians to code for the procedure from that date. And we anticipate, with great confidence, that a CPT1 code will be published in July of 2004, to take effect in January of 2005.

      Overall, in the area of reimbursement, we are confident that we now have the right team in place to provide the necessary and appropriate information to the parties involved, so that appropriate decisions can be made on the basis of the clinical evidence that has been produced to date, namely that the Stretta procedure is a safe, efficacious and durable procedure, and should be covered as a cost-effective, minimally invasive alternative to laparoscopic Nissen fundoplication for those patients that have failed PPI therapy.

      As mentioned, an underlying foundation for positive decisions on reimbursement is that the procedure is safe and efficacious, as well as durable. So, let's take a look now at clinical publications. During the recent quarter, we are pleased to report that several clinical presentations were made or published, adding to the already considerable body of peer reviewed clinical evidence on these subjects.

      First, the article detailing the results of the prospective randomized sham-controlled trial conducted by Doctor Douglas Corley of the University of California, San Francisco, and others, has recently been accepted for publication by "Gastroenterology". It is our understanding that this peer-reviewed article will be published in the September edition of that journal. This will add to the body of evidence regarding the Stretta procedure's safety and efficacy, and dispel any notion of a sham effect.

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
                                                                          Page 7

      In addition, Doctor Herbert Wolfsen of Mayo Clinic, Jacksonville, Florida, had an article entitled "Resource Utilization and Procedure Parameters for the Stretta Procedure: Comparison to Diagnostic Endosonography and Colonoscopy", accepted for publication in an upcoming edition of the "Journal of Laparoendoscopic and Advanced Surgical Techniques". We look forward to that publication, as it delineates the resources required to perform the Stretta procedure. These findings, when compared to the requirements of a laparoscopic Nissen fundoplication, clearly demonstrate the Stretta procedure's cost-effectiveness for patients who would be candidates for either procedure.

      At the DDW 2003 conference, seven separate papers were presented by clinicians from around the world regarding the safety, efficacy and durability of the Stretta procedure. Of note was the fact that results were presented from several international studies undertaken primarily in Europe, which were entirely consistent with the previously published results in the United States. This reproducibility in prospective clinical trials of the results of the Stretta procedure around the world bodes well for its acceptance, not only in the United States, but in European and other international markets as well.

      During the last quarter we launched our - formally launched our Secca system platform, so let's talk about Secca now. This is a procedure for the treatment of fecal incontinence. As announced on last quarter's call, during the second quarter we prepared for and executed a formal launch of the Secca product platform to our own sales organization, and to the physician community. We introduced this technology at the DDW meeting, and officially launched it at the American Society of Colon and Rectal Surgeons meeting, which was held in New Orleans during the latter half of June. We were very pleased with the response that we received at this important meeting, which is the annual meeting of the physicians who are primarily responsible for treating this condition.

      Several important clinical articles have either been published, or will be published shortly in "Diseases of the Colon and Rectum", the official journal of the Colon and Rectal Society. These

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
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      peer-reviewed articles include the two-year follow-up data from the original pilot trial for Secca, which demonstrates durability of the procedure through two years, and the results of the US open-label trial with Doctor Jonathan Efron of the Cleveland Clinic, Florida, as first author, in which the Secca procedure was demonstrated to be both safe and efficacious.

      The prospective randomized sham-controlled trial is ongoing, and we have accrued approximately half of the total patients anticipated. With the addition of Curon personnel dedicated to this project in the last quarter, we anticipate that patient accrual will accelerate through the end of the year. Market positioning for the Secca procedure is straightforward. It is aimed at patients with fecal incontinence, which is a socially isolating condition with few treatment options at best, and for many, if not most patients, no effective alternatives. The Secca procedure is a novel, minimally invasive approach to this condition, performed under conscious sedation with local anesthesia that provides excellent results for the majority of patients.

      We learned in the commercialization of the Stretta procedure that reimbursement is an important factor in adoption. Because of the lack of viable alternatives, however, we do not anticipate that an initial lack of reimbursement coverage will be a barrier to adoption of the Secca procedure. We believe that patients made aware of a procedure that can have such a dramatic impact on their lifestyle, as this procedure, will not hesitate to pay the cost, three to $4,000, from their own funds. For patients unable to pay this amount up front, we are working with a healthcare finance company that can arrange financing for up to 100 percent of the cost, and spread payments over as long as seven years, to help make this procedure affordable to essentially all potential patients.

      Fecal incontinence is a condition that imprisons people in their own homes. It can prevent them from interacting with others in environments that you and I take for granted, going out to restaurants, taking trips on an airplane, school graduations, weddings or even employment. It is one of the top two reasons why people are patients in nursing homes, and when you consider the

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
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      cost of either nursing home care, or an ongoing requirement for adult incontinence products such as diapers, or even the cost of products like Imodium, from any perspective the Secca procedure will make financial sense.

      From a quality of life standpoint, it not only makes sense, but it becomes nearly a necessity. Now, we will, of course, continue our efforts to secure and facilitate reimbursement for this procedure, and we believe that over time both government and private health insurance will cover it. In the near term, however, we see no reason to withhold the Secca procedure from patients who can benefit now, rather than waiting the time it takes under our system for coverage to begin.

      In conclusion, during the second quarter we put in place a strong new team. A new Senior Vice-President of Sales and Marketing, a newly promoted Vice-President of Marketing, new Vice-President of Sales for Distribution, new Director of Reimbursement, new Director of Clinical Affairs, along with several new direct sales representatives, and most importantly, 37 new manufacturer reps, to begin executing and implementing the new strategic plan we announced during our quarterly call in January and reviewed in May. With this underway, we look forward to improving results in the quarters to come. We appreciate your interest in our company and its products, and we'll be happy to take any questions that you may have.

Operator: Thank you. The question-and-answer session will be conducted electronically. If you do wish to signal for a question, please do so by pressing the star key followed by the digit one on your touch-tone phone. Once again, that is star one on your touch-tone phone to signal for questions. If you are using a speakerphone, please make sure that your mute function is turned off to allow your signal to reach our equipment. We'll come to you in the order that you signal, and take as many questions as time permits. We'll pause for a moment to assemble our roster.

      Our first question will come from Vivian Wohl with Federated Kaufmann
      Funds.

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
                                                                         Page 10

Vivian Wohl: Hi, Larry.

Larry Heaton: Hello, Vivian.

Vivian Wohl: I'm glad to hear you've launched the Secca officially, and I'm wondering if you can give us some idea of how you expect the sales organization to spend its time between Secca and Stretta?

Larry Heaton: We launched the Secca product platform at the ASCRF. It will primarily be targeted at colorectal surgeons. So, if you look at a sales organization, they now have three call points, two of which are specific to the different products, and one that is in common. And we believe the one that is in common is the predominant call point, in terms of volume. Let me, let me break that down.

      The Stretta device is marketed to gastroenterologists who typically would not treat, but may refer patients for fecal incontinence. But that would be a discreet call point dedicated primarily to Stretta. Colorectal surgeons would be a discreet call point dedicated almost exclusively, well dedicated exclusively to Secca. But in many communities in the US there are no colorectal specialists, rather there are general surgeons that handle not only surgery of the upper GI tract, but also the colon and rectal surgery that might come into their practice. These general surgeons are currently our primary call point for Stretta. They're also going to be a significant call point for Secca.

      So, in the, in the vast majority of - I mean, I mean not say vast - in the majority of communities in the United States, there are likely not dedicated colorectal specialists. And so in those communities, the target is general surgeon for both Stretta and Secca. And the company has come up with a couple of different programs to offer hospitals that would like to offer both

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
                                                                         Page 11

      procedures to their patient population, a way to acquire both technologies at a bit of a discount, rather than acquiring them individually.

      That being said, in the major metropolitan centers, certainly, colorectal specialists are the norm, and in those cases our reps would have two call points. One would be general surgeons treating the upper GI tract for Stretta, and the other would be colorectal surgeons who are focusing on, and treating patients with fecal incontinence. So, we see a significant amount of overlap. In terms of time allocation, we leave that up to the individual representative based upon the level of interest in the, in the community for the two procedures. So, if they have a hot lead for Stretta, or a hot lead for Secca, we expect that that will occupy the majority of their time until they close that lead.

      On the other hand, when you have a representative who's going in to a particular hospital, we expect that they'll be marketing both at the same time and trying to move both as a package deal through this, through the, through the hospital administration. By reducing the territory size, we're able to focus the reps more intensely on individual hospitals, giving them the time to get sort of a bigger bang for their buck, or two for the price of one, if I could use that analogy. Does that answer your question Vivian?

Vivian Wohl: Well, I guess what you're saying is that you're giving the salesmen a lot of flexibility as to how they spend their time. I mean they do have targets as to the number of centers that you want them to have up and running for Secca?

Larry Heaton: Each of the representatives has a, what we refer to as a plan and review session that's conducted at the beginning of each quarter with management, and it's reviewed by senior management. And based upon the dynamics of their individual territory, an agreement is made as to which hospitals we think will be purchasing which systems. We would be very surprised if there are hospitals where they're not targeting both.

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
                                                                         Page 12

Vivian Wohl: OK. And can you fill us in on the level of training activity that you think will be A, required for the launch here, and just what you are planning?

Larry Heaton: Training with respect to physicians?

Vivian Wohl: For Secca, yes.

Larry Heaton: Yes. Well we've - of course have trained our sales representatives on the, on the Secca product platform, and now that gives way to physicians. We will be approaching, or we are approaching, I should say, training for physicians with Secca just as we did with Stretta. That is, that the normal protocol is for a physician to attend a CME accredited training program hosted at a, at a training center before they begin doing the procedure. And then when they begin doing the procedure we'll have a clinical application specialist attend the hospital and service the staff, and to be present with the physician as they do their first, ideally three cases.

      So, Washington University in St. Louis is the site of our next scheduled Secca training program, which will be conducted on September 3rd. That training program is directed by Doctor Jim Fleshman of Wash U. He was involved in the open-label trial, and his practice is involved in the randomized control trial for the Secca procedure now. We are adding, in fact we're under, in discussions now with the various centers that conduct Stretta training, and so far they pretty much all have expressed interest in adding Secca training as well.

      We will be doing both dedicated Secca training days, as well as for general surgeons in particular, training programs that offer Stretta training and Secca training on one day, so that we can, we can cross-train these physicians. In fact, we have already begun with our Stretta training programs to at least on a sort of a preview basis, orient those physicians to Secca. So, if you have arrived at a - at a Stretta training program never having heard of Secca for some reason,

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
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      because you signed up long ago or what have you, you will have been exposed to Secca in a - in a laboratory setting before you leave there.

Vivian Wohl: OK.

Larry Heaton: There are also, I should say that we're - the Secca training day, a full blown CME program is a half a day. It's really a very straightforward; it's a very easy procedure to learn. And so we actually have a pilot scheduled now where a particular hospital is interested in begin doing the Secca procedure right away, they have a number of physicians who are interested in getting going right away; they don't really care about the CME credits. And so, in that case we have engaged a Secca trained physician, Doctor Efron in particular, to go to that hospital and conduct the training on site for that particular facility, to get them going even quicker than it would happen if they went to a CME course.

Vivian Wohl: Great. Thanks. I'll come back in the queue.

Larry Heaton: OK.

Operator: Once again as a reminder to our audience, that is star one on your touch-tone phone to signal for questions. We'll pause for a moment.

      And we have no further questions standing by on our question roster. I'd like to turn the conference back to you Mr. Heaton for any additional or closing comments.

Larry Heaton: Well, without trying to put you on the spot, Vivian, did you have any other questions?

Operator: If you do have a question ma'am, please press star one on your touch-tone phone at this time. And we'll return to Vivian Wohl. Your line is open, please go ...

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
                                                                         Page 14

Vivian Wohl: Yes Larry, when are you going to have some more information on Secca on your Web site?

Larry Heaton: We're actually in the process now of redoing the Web site, so ...

Vivian Wohl: I'm happy to hear that.

Larry Heaton: ... shortly.

Vivian Wohl: OK. And the - and just to clarify the direct sales reps that - or excuse me, not direct - manufacturers reps that you've added. They are, none of them are taking inventory?

Larry Heaton: That is correct.

Vivian Wohl: OK. And can you give us some idea of what other lines they're carrying? And how much of their time you might be getting?

Larry Heaton: Yes, that's a good question. In some cases these are people who have a long history in the GI market, and are covering, are carrying products that are used in gastroenterology. I'm thinking in particular of the Ohio, Michigan, Kentucky area, where we have three different firms, all of which the folks all have about 10 or 15 years each experience in that marketplace, having sold scopes for most of that time. In most of the rest of the country, where we have them, they have a background in surgical devices.

      And so they're typically people who carried the Origin product line for herniography, a laparoscopic herniography. They carried the GSI line, and of course these companies are all no longer in business as separate entities, having been acquired by US Surgical mostly during my tenure there as head of it. And that's how I got to know most of these distributors, was when we

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                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
                                                                         Page 15

      took away those lines and took them direct at US Surgical, but I gained a healthy respect for the business that they built through their relationships with surgeons, mostly general surgeons, who are our current primary target for this technology.

      In terms of the amount of their time, it's impossible to give a number overall, because it so varies with who the individual representative is, and what other product lines they might have, what other leads they might have right now. But let me put it like this. Typically they're selling - if they're selling products or disposables, they look at the amount of time that they spend, and what they end up with on an ongoing basis for it. The Stretta procedure not only do they have an opportunity to earn a nice commission on the sale of the control module, the capital component of the system, but then the ongoing revenue to them is $1,000 disposable. You know, it would be specific, it's a $940 disposable.

      There are no other $940 disposables in their bag, or at least if there are, they're few and far between. So, it's a very attractive revenue stream for them that if they can get a physician to begin doing the procedure, they're assured of an ongoing sort of annuity. That's how they look to the business when they built the hernia business, the lap hernia business and so on. And they did that for products that were two or $300 per disposable, not 940 in the case of Stretta, or $1,400 in the case of Secca. So, we got a lot of interest, and at this point we're, you know, we've done the training, and now we're in the process of supporting them.

      Like I said, we got our first three system sales from these distributors very recently, because we just recently added a lot of them. In one of those, you know, in a couple of those cases you've got a team effort between the previous direct rep and the, and the new manufacturers rep. But in each of those - and in one it was just a totally 100 percent lead generated and closed by the manufacturer rep. And in every case it is this case that those sales would not have happened if the manufacturers rep had not been involved. So, we're very optimistic about this channel, and about getting their time. Time will tell of course.

                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
                                                                         Page 16

Vivian Wohl: So, where do you think the second half turns up?

Larry Heaton: Better than the first one, for sure.

Vivian Wohl: Well, I mean do you have any, are you offering any expectations, guidance, hopes, beyond that?

Larry Heaton: We are not offering any specific guidance beyond that.

Vivian Wohl: OK. Well, thank you.

Larry Heaton: You're very welcome.

Operator: And we have no further questions at this time. I'd like to turn the conference back to you for any additional or closing comments.

Larry Heaton: Once again, let me thank you for your interest in our company and its products. We will strive to continue to build shareholder value here at Curon, and if we can ever be of service, please don't hesitate to call on us. Actually, let me just say one other thing, and that is that during the month of August or very early September, we'll be relocating our office from Sunnyvale, California, to Fremont, California. We will - we'll put out the new address and phone numbers and whatnot on the wire. We will be maintaining our existing 800 number, and our existing email addresses.

      The new facility will not only give us the opportunity to expand space wise, and have additional room for manufacturing expansion in the years to come, but will also significantly reduce our expense, as the market for commercial space here in the, in the Bay area has changed over -

                                                             CURON MEDICAL, INC.
                                                         Moderator: Larry Heaton
                                                           07-22-03/3:30 p.m. CT
                                                           Confirmation # 164264
                                                                         Page 17

      since the time that this lease was originated. So, if you see us moving, see a new change of address or whatnot, you'll understand the reason why.

      And we look forward to your calls, and we'll be happy to be of service in the future. Thank you.

Operator: Thank you for your participation on today's conference call. You may disconnect at this time.

                                       END